UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2005 (January 11, 2005)

LaBarge, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

011-05761 73-0574586

(Commission File Number) (IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri 63124

(Address of Principal Executive Offices) (Zip Code)

(314) 997-0800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LaBARGE, INC.

FORM 8-K

Item 1.01. Entry into a Material Agreement.

On January 11, 2005, the Company entered into Executive Severance Agreements ("Severance Agreements") with each of its six executive officers, including Craig E. LaBarge, Chief Executive Officer and President; Randy L. Buschling, Vice President and Chief Operating Officer; Donald H. Nonnenkamp, Vice President, Chief Financial Officer and Secretary; John R. Parmley, Vice President - Sales and Marketing; Vernon R. Anderson, Vice President - Operations; and Teresa K. Huber, Vice President. Mr. Nonnenkamp's Severance Agreement replaced a similar agreement entered into in 1999.

Each Severance Agreement provides that, following a Change of Control (as defined in the Severance Agreement), the Company will continue to employ the executive officer for a period of not less than one year at his or her place of employment immediately prior to the Change of Control or within 50 miles thereof. During that period, the executive would be entitled to a base salary in an amount not less than the annualized base salary paid or payable to him or her during the month immediately preceding the month in which the Change of Control occurs. The executive would also be entitled to an annual bonus equal to the same percentage of his or her base salary as the average bonuses paid to the executive in each of the three fiscal years most recently ended were to his or her base salary in those years. The executive would also be entitled, during such one-year period, to all pension, welfare and other employee benefits, fringe benefits and perquisites in amounts and on terms no less favorable than those to which he or she was entitled on the date of the Change of Control. Each Severance Agreement also provide that, in the event of termination of the executive's employment during such one-year period for reasons other than death, disability, or Cause (as defined in the Agreement) or voluntarily by the executive without Good Reason (as defined in the Agreement), he or she would be entitled to a lump sum payment from the Company equal to the sum of: (i) the executive's salary and other compensation not yet paid by the Company through the date of termination; (ii) a bonus prorated for the portion of the year through the date of termination; (iii) the product of 3 times the sum of (x) the executive's base salary plus (y) the bonus to which he or she would have been entitled for the full fiscal year; plus (iv) vacation pay. The Company would also be required to provide to the executive for three years after termination all medical, hospitalization, disability and certain other benefits in amounts and on terms not less favorable than those to which he or she was entitled at the time of termination. If the foregoing amounts were not paid when due, they would bear interest at the rate of 15% per annum. Each Severance Agreement provides for additional payments to the executive if the above payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended in an amount required to make the net after-tax benefit to the executive equal the net after-tax benefit the executive would have received if the payments were not subject to the excise tax.

In the Non-Compete Agreements, each of the executives agrees not to compete with the Company for a period of two years after termination of employment, not to solicit employees or customers of the Company and not to disclose confidential information concerning the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.     Description

10.1 Form of Executive Severance Agreement.

10.2 Form of Competitive Practices Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.
(Registrant)

February 22, 2005                                           By: /S/DONALD H. NONNENKAMP

Donald H. Nonnenkamp
Vice President, Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit

Number Description

10.1 Form of Executive Severance Agreement.

10.2 Form of Competitive Practices Agreement.